UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 3, 2023

EAST WEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-24939
(Commission File Number)

95-4703316
(IRS Employer Identification No.)

135 N Los Robles Ave., 7th Floor, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

(626) 768-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	EWBC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 3, 2023, the Board of Directors of East West Bancorp, Inc. (the “Company”) appointed Mark Hutchins as a director of the Company. Mr. Hutchins was also appointed to the Board of Directors of the Company's wholly-owned subsidiary, East West Bank. The appointment is effective August 14, 2023. Mr. Hutchins will be a member of the Audit Committee of both the Company and East West Bank. With this appointment, the Company will have eleven directors, ten of whom are independent, including Mr. Hutchins. Mr. Hutchins will receive cash and equity compensation in accordance with the Company’s non-employee director compensation program described in the definitive proxy statement for the Company’s 2023 Annual Meeting of Shareholders, which was filed with the U.S. Securities and Exchange Commission on April 10, 2023, the amount of which will be prorated from the date of his appointment.

There are no arrangements or understandings between Mr. Hutchins and any other person pursuant to which Mr. Hutchins was selected as a director, and there are no transactions in which the Company is a party and in which Mr. Hutchins has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2023
EAST WEST BANCORP, INC.

	By:	/s/ Lisa L. Kim
Lisa L. Kim
Executive Vice President, General Counsel, and Corporate Secretary